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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of PACCAR Financial Corp. for the registration of $2,500,000,000 of Medium Term Notes, Series J and to the incorporation by reference therein of our report dated February 16, 1999, with respect to the financial statements of PACCAR Financial Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                        Ernst & Young LLP

Seattle, Washington
March 1, 2000